CERTIFICATE OF INCORPORATION


                                       OF


                                  BL GAS, INC.


        (Pursuant to Section three of the Transportation Corporations Law of the State of New York)


     I, the undersigned, being a natural person of at least eighteen (18) years of age and acting for the purpose of forming a gas corporation pursuant to section three of the Transportation Corporations Law of the State of New York and under Section 402 of the Business Corporation Law of the State of New York, hereby CERTIFY that:

     FIRST: The name of the corporation shall be: BL Gas, Inc.

     SECOND: The purpose of the corporation is to produce or otherwise acquire and to supply for public use artificial or natural gas or a mixture of both gases for light, heat or power and for lighting the streets and public and private buildings of cities, villages and towns in the State of New York and to engage in any lawful act or activity for which gas corporations may be organized under the Transportation Corporations Law and the Business Corporation Law of the State of New York , provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD: The office of the corporation shall be located in the County of Nassau, State of New York.

     FOURTH: The aggregate number of shares which the corporation shall have the authority to issue shall be 100. Such shares shall consist of one class, herein designated as common stock, of the par value of $.01 per share.

     FIFTH: The Secretary of State of the State of New York is hereby designated as agent of the corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any process against it served upon him is 175 East Old Country Road, Hicksville, New York 11801. Attention: Secretary.

     SIXTH: The corporation shall be a gas corporation and shall operate in Nassau

     County, New York, Suffolk County, New York and Queen's County, New York.

     SEVENTH: The duration of the corporation shall be perpetual.

     EIGHTH: No director shall be personally liable to the corporation or any of its shareholders for damages for any breach of duty in such capacity except for liability if a judgment or other final adjudication adverse to him establishes
(A) that his act or omissions (I) were in bad faith, (ii) involved intentional misconduct, or (iii) involved a knowing violation of the law, or (B) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (C) that his acts violated Section 719 of the Business Corporation Law of the State of New York. This provision shall not eliminate or limit the personal liability of any director for any act or omission prior to the adoption of this provision. If the Business Corporation Law of the State of New York is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Law of the State of New York, as so amended.

     NINTH: The corporation may, to the fullest extent permitted by Sections 721 through 726 of the Business Corporation Law of the State of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any by-law, vote of shareholders, or disinterested directors, agreement or otherwise, both as to action in his official capacity and as to action in any other capacity as a result of holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

            IN WITNESS WHEREOF, I have signed this Certificate and affirm that the statements made herein are true under the penalties of perjury, this 6th day of May, 1998.



                                          /s/ Thomas D. Balliett
                                          ----------------------
                                          Thomas D. Balliett, Esq.
                                          Sole Incorporator
                                          Kramer, Levin, Naftalis
                                                & Frankel
                                          919 Third Avenue
                                          New York, New York 10022

                            CERTIFICATE OF AMENDMENT


                                     OF THE


                          CERTIFICATE OF INCORPORATION


                                       OF


                                  BL GAS, INC.


                Under Section 805 of the Business Corporation law
                            of the State of New York



     BL Gas, Inc., a corporation organized and existing under the laws of the State of New York (the "Corporation"), does hereby certify as follows:

     FIRST: The name of the Corporation is BL Gas, Inc.

     SECOND: The certificate of incorporation of the Corporation was filed by the New York Department of State on May 7, 1998.

     THIRD: The certificate of incorporation is hereby amended (I) to change the name of the Corporation as authorized by the New York Business Corporation Law, to wit:

            Article I relating to the name of the Corporation is amended to read in its entirety as follows:

      "FIRST: The name of the corporation shall be: MarketSpan Gas Corporation."

     FOURTH: The foregoing amendment to the certificate of incorporation has been duly adopted by a Unanimous Written Consent of the Board of Directors of the Corporation and by a Unanimous Written Consent of the shareholders of the Corporation, in accordance with Section 803 of the New York Business Corporation Law.

            IN WITNESS WHEREOF, the undersigned officers of the Corporation have signed this Certificate of Amendment and each affirms that the statements made herein are true under the penalties of perjury.

Dated:   May 26, 1998

                                          BL GAS, INC.

                                          By: /s/Kathleen A. Marion
                                          -------------------------
                                          Name: Kathleen A. Marion
                                          Title Vice President & Secretary

               VERIFICATION OF SIGNER OF CERTIFICATE OF AMENDMENT
                                       FOR
                                  BL GAS, INC.

STATE OF NEW YORK       )
                        ) SS.:
COUNTY OF NEW YORK      )

      Kathleen A. Marion, being duly sworn, deposes and says that she is the person who signed the foregoing certificate of amendment of the articles of organization; that she signed the said articles in the capacity set opposite or beneath her signature thereon; that she has read the said articles and knows the contents thereof; and that the statements contained therein are true to her own knowledge.


                                          /s/ Kathleen A. Marion
                                          ----------------------
                                          Kathleen A. Marion
                                          Authorized Person

Subscribed and sworn to before me
on May 26, 1998


/s/
-------------
Notary Public

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           MARKETSPAN GAS CORPORATION

                Under Section 805 of the Business Corporation Law
                            of the State of New York


      The undersigned, acting as an authorized person of MarketSpan Gas Corporation (the "Corporation") hereinafter named, set forth the following statements.

     FIRST: The name of the Corporation is MarketSpan Gas Corporation.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the New York Department of State on May 7, 1998. The first amendment to the Certificate of Incorporation was filed by the New York Department of State on May 27, 1998. It incorporated under the name of BL Gas, Inc.

     THIRD: The Certificate of Incorporation is hereby amended to change the name of the Corporation as authorized by the New York Business Corporation Law, to wit:

            Article I relating to the name of the Corporation is amended to read in its entirety as follows:

            "FIRST:     The name of the corporation shall be KeySpan Gas East
                  Corporation."

     FOURTH: The foregoing amendment to the certificate of incorporation has been duly adopted by a Unanimous Written Consent of the Board of Directors of the Corporation and by a Unanimous Written Consent of the shareholders of the Corporation, in accordance with Section 803 of the New York Business Corporation Law.

      IN WITNESS WHEREOF, the undersigned officer of the Corporation has signed this Certificate of Amendment and affirms that the statements made herein are true and correct under the penalties of perjury.

Dated: October 19, 1998


                                          MARKETSPAN GAS CORPORATION


                                          By:  /s/Robert D. Ekholm
                                               -------------------
                                                Robert D. Ekholm
                                                Secretary